2Q 2015 Earnings Release and Supplemental Information

NOW WITH 31 LOCATIONS WORLDWIDE

Wappingers Falls
Norwalk
Cincinnati (6)
Stamford
Chicago
South Bend (2)
Totowa
Singapore
Florence
Northern Virginia
Dallas (5)
London
Phoenix (2)
Austin (2)
Houston (4)
San Antonio

New York-Area Data Centers

Quarter Ending June 30, 2015

CyrusOne
Built for Tomorrow. Ready Today.

2Q 2015 Earnings Release and Supplemental Information

Table of Contents

Earnings Release 3
Consolidated Statements of Operations 8
Consolidated Balance Sheets 9
Consolidated Statements of Operations (5 quarters) 10
Consolidated Balance Sheets (5 quarters) 11
Consolidated Statement of Cash Flow 12
NOI and Reconciliation of Net Income (Loss) to Adjusted EBITDA 13
Reconciliation of Net Income (Loss) to FFO, Normalized FFO and AFFO 14
Colocation Square Footage (CSF) and Utilization 15
2015 Guidance 16
Data Center Portfolio 17
NRSF Under Development / Land Available for Future Development 19
Leasing Statistics - Lease Signings 20
Customer Diversification 21
Lease Distribution 22
Lease Expirations 23

Quarter Ending June 30, 2015

CyrusOne
Built for Tomorrow. Ready Today.

Exhibit 99.1

CyrusOne Reports Second Quarter 2015 Earnings
Year-over-Year Normalized FFO Growth of 30% and AFFO Growth of 44%

DALLAS (August 5, 2015) - Global data center service provider CyrusOne Inc. (NASDAQ: CONE), which specializes in providing highly reliable enterprise-class, carrier-neutral data center properties to the Fortune 1000, today announced second quarter 2015 earnings.

Highlights

•	Second quarter Normalized FFO of $33.4 million and AFFO of $36.5 million increased 30% and 44%, respectively, over the second quarter of 2014

•	Second quarter Adjusted EBITDA of $47.1 million increased 15% over the second quarter of 2014

•	Second quarter revenue of $89.1 million increased 9% over the second quarter of 2014

•
Leased 48,000 colocation square feet totaling $13 million in annualized GAAP revenue, with utilization increasing to 90%, including 98% at Northern Virginia facility brought online in the first quarter and 100% in Phoenix

•	Added five Fortune 1000 companies as new customers, increasing the total number of Fortune 1000 customers to 151 as of the end of the quarter

•	Subsequent to the end of the quarter, announced the closing of the acquisition of Cervalis

“Our results this quarter reflect continued strong financial and operating performance, and the success we have had in attracting new Fortune 1000 customers is a validation of our reputation for serving the needs of large enterprises,” said Gary Wojtaszek, president and chief executive officer of CyrusOne. “Our revised guidance highlights the continued strength of our core business as well as the immediate accretion associated with the Cervalis acquisition.”
Second Quarter 2015 Financial Results
Revenue was $89.1 million for the second quarter, compared to $81.7 million for the same period in 2014, an increase of 9%. Operating income of $2.6 million decreased $4.8 million from the second quarter of 2014, driven by an $8.8 million increase in transaction costs primarily related to the Cervalis acquisition, as well as increases in depreciation and amortization of $1.6 million, property operating expenses of $1.0 million, and selling, general and administrative expenses of $0.8 million, partially offset by a $7.4 million increase in revenue. Net loss was $6.5 million for the second quarter, compared to net loss of $3.6 million for the same period in 2014. The $2.9 million increase in net loss was driven by the decrease in operating income, partially offset by a $2.0 million reduction in interest expense.
Net operating income (NOI)1 was $56.3 million for the second quarter, compared to $49.9 million in the same period in 2014, an increase of 13%. The increase in NOI was driven by the increase in revenue, partially offset by additional property operating costs from new facilities and expansions at existing facilities. Adjusted EBITDA2 was $47.1 million for the second quarter, compared to $40.8 million in the same period in 2014, an increase of 15%. The Adjusted EBITDA margin of 52.9% in the second quarter increased from 49.9% in the same period in 2014.
Normalized Funds From Operations (Normalized FFO)3 was $33.4 million for the second quarter, compared to $25.6 million in the same period in 2014, an increase of 30%. The increase in Normalized FFO was driven by the growth in Adjusted EBITDA and the decrease in interest expense, partially offset by a $0.3 million increase in stock-based compensation. Normalized FFO per diluted common share or common share equivalent4 was $0.51 in the second quarter of 2015. Adjusted Funds From Operations (AFFO)5 was $36.5 million for the second quarter, compared to $25.3 million in the same period in 2014, an increase of 44%.
Leasing Activity
CyrusOne leased approximately 48,000 colocation square feet (CSF), or 4.8 MW of power, in the second quarter. Leases signed in the second quarter represent approximately $1.1 million in monthly recurring rent inclusive of the monthly impact of installation charges, or approximately $13 million in annualized contracted GAAP revenue6 excluding estimates for pass-through power. The Company added five new Fortune 10007 customers in the second quarter, bringing the total to 151 customers in the Fortune 1000 and 697 customers in total as of June 30, 2015. The weighted average lease term of the new leases based on square footage is 90 months, and approximately 79% of the CSF was leased to metered customers with the remainder leased on a full service basis. Recurring rent churn8 for the second quarter of 2015 was 0.6%, compared to 1.4% for the second quarter of 2014.

Portfolio Utilization and Development
As of June 30, 2015, CyrusOne had approximately 1,354,000 CSF across 27 facilities, an increase of approximately 160,000, or 13%, from the same period in 2014. CSF utilization9 as of the end of the second quarter was 90%, up from 86% in the same period in 2014. CSF utilization at our Northern Virginia facility, which was commissioned in the first quarter, was 98% as of the end of the second quarter. In the second quarter of 2015, the Company commissioned new data halls at its Carrollton facility in Dallas and its Phoenix 2 facility, adding a total of approximately 92,000 CSF. CyrusOne currently has development projects underway in Austin, Houston, Northern Virginia, and San Antonio that will add 182,000 CSF. Additionally, the Company has begun construction on a new facility in Phoenix that will add 150,000 NRSF.

Balance Sheet and Liquidity

As of June 30, 2015, the Company had $729.8 million of long term debt, cash of $413.5 million, and $245.0 million available under its unsecured revolving credit facility. The cash balance includes $373.3 million in net proceeds from the Company’s June common stock offering. Of the proceeds, $170.3 million was used to acquire 5,995,000 operating partnership units from a subsidiary of Cincinnati Bell on July 1, 2015. In addition, the Company used the remaining $203.0 million of proceeds from the common stock offering to partially finance the acquisition of Cervalis, to pay fees and expenses related to the acquisition, and for general corporate purposes. On July 1, 2015, to complete the Cervalis acquisition, the Company borrowed an additional $150 million under the term loan and closed a private offering of $100 million aggregate principal amount of their 6.375% senior notes due 2022. After giving effect to the additional borrowing on July 1, 2015, the Company had $445.0 million available under its unsecured revolving credit facility.

Dividend and Distribution
On May 7, 2015, the Company announced a dividend and distribution of $0.315 per share of common stock and common stock equivalent for the second quarter of 2015. The dividend and distribution was paid on July 15, 2015, to stockholders of record at the close of business on June 26, 2015.

Additionally, today the Company is announcing a dividend and distribution of $0.315 per share of common stock and common stock equivalent for the third quarter of 2015. The dividend and distribution will be paid on October 15, 2015, to stockholders of record at the close of business on September 25, 2015.

Guidance

CyrusOne is updating guidance for full year 2015, including the impact of the Cervalis acquisition, which closed on July 1.

The annual guidance provided below represents forward-looking statements, which are based on current economic conditions, internal assumptions about the Company's existing customer base and the supply and demand dynamics of the markets in which CyrusOne operates.

Category	Original 2015 CyrusOne Guidance	Revised 2015 CyrusOne Guidance	2015 Cervalis Guidance	2015 Combined Guidance
Total Revenue	$370 - $385 million	$361 - $365 million	$37 - $39 million	$398 - $404 million
Base Revenue	$322 - $332 million	$322 - $325 million	$33 - $34 million	$355 - $359 million
Metered Power Reimbursements	$48 - $53 million	$39 - $40 million	$4 - $5 million	$43 - $45 million
Adjusted EBITDA	$185 - $195 million	$191 - $193 million	$18 - $20 million	$209 - $213 million
Normalized FFO per diluted common share or common share equivalent*	$1.90 - $2.00	—	—	$2.07 - $2.13
Capital Expenditures	$215 - $240 million	$225 - $235 million	$35 - $40 million	$260 - $275 million
Development**	$210 - $230 million	$221 - $227 million	$34 - $38 million	$255 - $265 million
Recurring	$5 - $10 million	$4 - $8 million	$1 - $2 million	$5 - $10 million

* Combined guidance assumes weighted average diluted common share or common share equivalents for 2015 of approximately 69.5 million, which includes the impact of the June equity offering.
** Development capital is inclusive of capital used for the acquisition of land for future development.

Normalized FFO per Share*

Original 2015 CyrusOne Guidance Midpoint	$1.95
CyrusOne Normalized FFO per Share Improvement	$.08 - $.12
Cervalis Normalized FFO per Share Impact	$.11 - $.13
Equity Dilution	($0.07)
2015 Combined Guidance Midpoint	$2.10

Additional Cervalis Run-Rate Synergy Benefit:
Expense**	$.03 - $.04
Lease-Up of Existing Inventory***	$.08 - $.12

*Share count assumptions for pre- and post-acquisition per share calculations are ~65.8 million and ~72.8 million, respectively. Combined FY'15 guidance midpoint assumes ~69.5 million.
**Potential additional accretion on a steady-state basis by early FY'16.
***Potential additional accretion on a steady-state basis.

Acquisition of Cervalis
On July 1, 2015, CyrusOne closed the acquisition of Cervalis. Pursuant to the terms of the transaction, a subsidiary of CyrusOne acquired Cervalis for approximately $400 million, excluding transaction-related expenses, in an all cash transaction. The acquisition was financed through proceeds from the Company's common stock and senior notes offerings as well as drawings under its senior unsecured credit facility.
Cervalis is an operator of four Tier 3+ data center facilities and two work area recovery facilities (collectively, the “Facilities”) serving the New York metropolitan area. The Cervalis Facilities currently comprise more than 500,000 gross square feet of space, including more than 130,000 colocation square feet and over 100,000 square feet of work area recovery space. As of the end of the second quarter, 79% of the colocation square feet within the Cervalis Facilities was utilized. In addition to the currently available raised floor space, it currently has capacity under shell to deliver an incremental 50,000 colocation square feet.
In addition to being immediately accretive, the transaction is expected to provide the following strategic benefits to CyrusOne:

•
Enhanced Geographic Diversification: The combination will greatly enhance CyrusOne’s geographic diversification, establishing a presence in the Northeast with the addition of a platform that includes 4 data centers in the New York metropolitan market.

•
Access to a High Quality Enterprise Customer Base: Cervalis serves approximately 220 enterprise customers, with a particular niche servicing some of the world’s largest financial institutions, including several Fortune 1000 companies. Approximately two-thirds of its second quarter 2015 revenue came from customers within the financial services industry.

•
Strengthened Product Portfolio: The transaction provides a set of interconnected data centers in one of the world’s largest internet hubs, further enhancing the attractiveness of CyrusOne’s National IX platform. Access to a high-end managed services offering provides a platform that can be selectively leveraged across CyrusOne’s existing customer base to accelerate growth.

Upcoming Conferences and Events

•	Cowen Communications Infrastructure Summit on August 12 in Boulder, Colorado

•	BofAML Global Real Estate Conference on September 16-17 in New York City

•	Morgan Stanley Data Center Corporate Access Day on October 7 in New York City

•	Evercore ISI Real Estate Conference on October 8 in New York City

Conference Call Details

CyrusOne will host a conference call on August 5, 2015, at 12:00 PM Eastern Time (11:00 AM Central Time) to discuss its results for the second quarter of 2015. A live webcast of the conference call will be available under the “Investor Relations” tab in the “Events and Presentations” section of the Company's website at http://investor.cyrusone.com/events.cfm. The U.S. conference call dial-in number is 1-866-652-5200, and the international dial-in number is 1-412-317-6060. A replay will be available one hour after the conclusion of the earnings call on August 5, 2015, until 9:00 AM Eastern Time (8:00 AM Central Time) on August 17, 2015. The U.S. toll-free replay dial-in number is 1-877-344-7529 and the international replay dial-in number is 1-412-317-0088. The replay access code is 10068979.

Safe Harbor
This release and the documents incorporated by reference herein contain forward-looking statements regarding future events and our future results that are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, are statements that could be deemed forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Words such as "expects," "anticipates," "predicts," "projects," "intends," "plans," "believes," "seeks," "estimates," "continues," "endeavors," "strives," "may," variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances are forward-looking statements, including statements about the potential financial and other benefits of our acquisition of Cervalis. Readers are cautioned these forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially and adversely from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this release, risks related to our acquisition of Cervalis, which include, but are not limited to, the risk that the expected increased revenues, funds from operations, net income and cost savings and other synergies from the transaction may not be fully realized or may take longer to realize than expected, and those discussed in other documents we file with the Securities and Exchange Commission (SEC). More information on potential risks and uncertainties is available in our recent filings with the SEC, including CyrusOne's Form 10-K report, Form 10-Q reports, and Form 8-K reports. Actual results may differ materially and adversely from those expressed in any forward-looking statements. We undertake no obligation to revise or update any forward-looking statements for any reason.
Use of Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures that management believes are helpful in understanding the Company's business, as further discussed within this press release. These financial measures, which include Funds From Operations, Normalized Funds From Operations, Adjusted EBITDA, Net Operating Income, Adjusted Net Operating Income, and Net Debt should not be construed as being more important than comparable GAAP measures. Detailed reconciliations of these non-GAAP financial measures to comparable GAAP financial measures have been included in the tables that accompany this release and are available in the Investor Relations section of www.cyrusone.com.
Management uses FFO, Normalized FFO, Adjusted EBITDA, NOI, Adjusted NOI, and AFFO as supplemental performance measures because they provide performance measures that, when compared year over year, capture trends in occupancy rates, rental rates and operating costs. The Company also believes that, as widely recognized measures of the performance of real estate investment trusts (REITs) and other companies, these measures will be used by investors as a basis to compare its operating performance with that of other companies. Other companies may not calculate these measures in the same manner, and, as presented, they may not be comparable to others. Therefore, FFO, Normalized FFO, NOI, Adjusted NOI, AFFO and Adjusted EBITDA should be considered only as supplements to net income as measures of our performance. FFO, Normalized FFO, NOI, Adjusted NOI, AFFO and Adjusted EBITDA should not be used as measures of liquidity or as indicative of funds available to fund the Company's cash needs, including the ability to make distributions. These measures also should not be used as substitutes for cash flow from operating activities computed in accordance with U.S. GAAP.
1Net Operating Income (NOI) is defined as revenue less property operating expenses. Amortization of deferred leasing costs is presented in depreciation and amortization, which is excluded from NOI. CyrusOne has not historically incurred any tenant improvement costs. Our sales and marketing costs consist of salaries and benefits for our internal sales staff, travel and entertainment, office supplies, marketing and advertising costs. General and administrative costs include salaries and benefits of our senior management and support functions, legal and consulting costs, and other administrative costs. Marketing and advertising costs are not property-specific, rather these costs support our entire portfolio. As a result, we have excluded these marketing and advertising costs from our NOI calculation, consistent with the treatment of general and administrative costs, which also support our entire portfolio. From time to time, there may be non-recurring costs in property operating expenses, and as a result the Company may present Adjusted Net Operating Income (Adjusted NOI) to exclude the impacts of those costs.
2Adjusted EBITDA is defined as net income (loss) as defined by U.S. GAAP before noncontrolling interests plus interest expense, income tax (benefit) expense, depreciation and amortization, non-cash compensation, transaction costs and transaction-related compensation, including acquisition pursuit costs, restructuring costs, loss on extinguishment of debt, asset impairments, (gain) loss on sale of real estate improvements, and other special items. Other companies may not calculate Adjusted EBITDA in the same manner. Accordingly, the Company's Adjusted EBITDA as presented may not be comparable to others.

3Normalized Funds From Operations (Normalized FFO) is defined as Funds From Operations (FFO) plus transaction costs, including acquisition pursuit costs, transaction-related compensation, (gain) loss on extinguishment of debt, restructuring costs and other special items. FFO is net (loss) income computed in accordance with U.S. GAAP before noncontrolling interests, (gain) loss from sales of real estate improvements, real estate-related depreciation and amortization, amortization of customer relationship intangibles, and real estate and customer relationship intangible impairments. Because the value of the customer relationship intangibles is inextricably connected to the real estate acquired,

CyrusOne believes the amortization and impairments of such intangibles is analogous to real estate depreciation and impairments; therefore, the Company adds the customer relationship intangible amortization and impairments back for similar treatment with real estate depreciation and impairments. CyrusOne's customer relationship intangibles are primarily associated with the acquisition of Cyrus Networks in 2010 and, at the time of acquisition, represented 22% of the value of the assets acquired. The Company believes its Normalized FFO calculation provides a comparable measure to that used by others in the industry.
4Normalized FFO per diluted common share or common share equivalent is defined as Normalized FFO divided by the average diluted common shares and common share equivalents outstanding for the quarter, which were 66,012,745 for the second quarter of 2015.
5Adjusted Funds From Operations (AFFO) is defined as Normalized FFO plus amortization of deferred financing costs, non-cash compensation, and non-real estate depreciation and amortization, less deferred revenue and straight line rent adjustments, leasing commissions, recurring capital expenditures, and non-cash corporate income tax benefit and expense.
6Annualized GAAP revenue is equal to monthly recurring rent, defined as average monthly contractual rent during the term of the lease plus the monthly impact of installation charges, multiplied by 12. It can be shown both inclusive and exclusive of the Company’s estimate of customer reimbursements for metered power.
7Fortune 1000 customers include subsidiaries whose ultimate parent is a Fortune 1000 company or a foreign or private company of equivalent size.
8Recurring rent churn is calculated as any reduction in recurring rent due to customer terminations, service reductions or net pricing decreases as a percentage of rent at the beginning of the period, excluding any impact from metered power reimbursements or other usage-based billing.

9Utilization is calculated by dividing CSF under signed leases for available space (whether or not the contract has commenced billing) by total CSF. Utilization rate differs from percent leased presented in the Data Center Portfolio table because utilization rate excludes office space and supporting infrastructure net rentable square footage and includes CSF for signed leases that have not commenced billing. Management uses utilization rate as a measure of CSF leased.
10Net debt provides a useful measure of liquidity and financial health. The Company defines Net Debt as long-term debt and capital lease obligations, offset by cash, cash equivalents, and temporary cash investments.
11Liquidity is calculated as cash, cash equivalents, and temporary cash investments on hand, plus the undrawn capacity on CyrusOne's revolving credit facility.
About CyrusOne

CyrusOne (NASDAQ: CONE) specializes in highly reliable enterprise-class, carrier-neutral data center properties. The Company provides mission-critical data center facilities that protect and ensure the continued operation of IT infrastructure for more than 900 customers, including nine of the Fortune 20 and 166 of the Fortune 1000 companies.

CyrusOne's data center offerings provide the flexibility, reliability, and security that enterprise customers require and are delivered through a tailored, customer service-focused platform designed to foster long-term relationships. CyrusOne is committed to full transparency in communication, management, and service delivery throughout its 31 data centers worldwide.

# # #

Investor Relations:
Michael Schafer
972-350-0060
investorrelations@cyrusone.com

CyrusOne Inc.
Condensed Consolidated Statements of Operations
(Dollars in millions, except per share amounts)
(Unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
			Change				Change
	2015	2014	$	%	2015	2014	$	%
Revenue	$89.1	$81.7	$7.4	9%	$174.8	$159.2	$15.6	10%
Costs and expenses:
Property operating expenses	32.8	31.8	1.0	3%	65.1	59.5	5.6	9%
Sales and marketing	2.8	3.5	(0.7)	(20)%	5.7	6.5	(0.8)	(12)%
General and administrative	9.9	8.4	1.5	18%	19.0	15.7	3.3	21%
Depreciation and amortization	31.4	29.8	1.6	5%	62.5	57.4	5.1	9%
Transaction costs	9.6	0.8	8.8	n/m	9.7	0.9	8.8	n/m
Asset impairments	—	—	—	—%	8.6	—	8.6	n/m
Total costs and expenses	86.5	74.3	12.2	16%	170.6	140.0	30.6	22%
Operating income	2.6	7.4	(4.8)	(65)%	4.2	19.2	(15.0)	(78)%
Interest expense	8.7	10.7	(2.0)	(19)%	17.1	21.4	4.3	20%
Net loss before income taxes	(6.1)	(3.3)	(2.8)	85%	(12.9)	(2.2)	(10.7)	n/m
Income tax expense	(0.4)	(0.3)	(0.1)	33%	(0.8)	(0.7)	(0.1)	14%
Net loss	(6.5)	(3.6)	(2.9)	81%	(13.7)	(2.9)	(10.8)	n/m
Noncontrolling interest in net loss	(1.0)	(2.5)	1.5	(60)%	(3.9)	(2.0)	(1.9)	95%
Net loss attributed to common stockholders	$(5.5)	$(1.1)	$(4.4)	n/m	$(9.8)	$(0.9)	$(8.9)	n/m
Loss per common share - basic and diluted	$(0.11)	$(0.06)	$(0.05)	n/m	$(0.23)	$(0.06)	$(0.17)	n/m

CyrusOne Inc.
Condensed Consolidated Balance Sheets
(Dollars in millions)
(Unaudited)

	June 30,	December 31,	Change
	2015	2014	$	%
Assets
Investment in real estate:
Land	$93.0	$89.7	$3.3	4%
Buildings and improvements	824.2	812.6	11.6	1%
Equipment	423.4	349.1	74.3	21%
Construction in progress	125.8	127.0	(1.2)	(1)%
Subtotal	1,466.4	1,378.4	88.0	6%
Accumulated depreciation	(375.4)	(327.0)	(48.4)	15%
Net investment in real estate	1,091.0	1,051.4	39.6	4%
Cash and cash equivalents	413.5	36.5	377.0	n/m
Rent and other receivables	56.3	60.9	(4.6)	(8)%
Goodwill	276.2	276.2	—	—%
Intangible assets, net	61.6	68.9	(7.3)	(11)%
Due from affiliates	1.7	0.8	0.9	113%
Other assets	91.4	91.8	(0.4)	—%
Total assets	$1,991.7	$1,586.5	$405.2	26%
Liabilities and Equity
Accounts payable and accrued expenses	$90.0	$69.9	$20.1	29%
Deferred revenue	66.5	65.7	0.8	1%
Due to affiliates	174.9	7.3	167.6	n/m
Capital lease obligations	12.1	13.4	(1.3)	(10)%
Long-term debt	729.8	659.8	70.0	11%
Other financing arrangements	52.8	53.4	(0.6)	(1)%
Total liabilities	1,126.1	869.5	256.6	30%
Shareholders’ Equity:
Preferred stock, $.01 par value, 100,000,000 authorized; no shares issued or outstanding	—	—	—	—%
Common stock, $.01 par value, 500,000,000 shares authorized and 66,268,923 and 38,651,517 shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively	0.6	0.4	0.2	50%
Additional paid in capital	908.3	516.5	391.8	76%
Accumulated deficit	(98.9)	(55.9)	(43.0)	77%
Accumulated other comprehensive loss	(0.3)	(0.3)	—	—%
Total shareholders’ equity	809.7	460.7	349.0	76%
Noncontrolling interest	55.9	256.3	(200.4)	(78)%
Total equity	865.6	717.0	148.6	21%
Total liabilities and shareholders’ equity	$1,991.7	$1,586.5	$405.2	26%

CyrusOne Inc.
Condensed Consolidated Statements of Operations
(Dollars in millions, except per share amounts)
(Unaudited)

For the three months ended:	June 30,	March 31,	December 31,	September 30,	June 30,
	2015	2015	2014	2014	2014
Revenue:
Base revenue	$78.8	$75.9	$75.4	$73.9	$71.4
Metered Power reimbursements	10.3	9.8	11.5	10.9	10.3
Total revenue	89.1	85.7	86.9	84.8	81.7
Costs and expenses:
Property operating expenses	32.8	32.3	32.0	33.0	31.8
Sales and marketing	2.8	2.9	3.1	3.2	3.5
General and administrative	9.9	9.1	9.9	9.0	8.4
Depreciation and amortization	31.4	31.1	30.6	30.0	29.8
Transaction costs	9.6	0.1	0.1	—	0.8
Asset impairments	—	8.6	—	—	—
Total costs and expenses	86.5	84.1	75.7	75.2	74.3
Operating income	$2.6	$1.6	$11.2	$9.6	$7.4
Interest expense	8.7	8.4	9.1	9.0	10.7
Loss on extinguishment of debt	—	—	13.6	—	—
Net (loss) income before income taxes	(6.1)	(6.8)	(11.5)	0.6	(3.3)
Income tax expense	(0.4)	(0.4)	(0.3)	(0.4)	(0.3)
Net (loss) income from continuing operations	(6.5)	(7.2)	(11.8)	0.2	(3.6)
Noncontrolling interest in net (loss) income	(1.0)	(2.9)	(4.8)	0.1	(2.5)
Net (loss) income attributed to common stockholders	$(5.5)	$(4.3)	$(7.0)	$0.1	$(1.1)
Loss per common share - basic and diluted	$(0.11)	$(0.12)	$(0.19)	$—	$(0.06)

CyrusOne Inc.
Condensed Consolidated Balance Sheets
(Dollars in millions)
(Unaudited)

	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014
Assets
Investment in real estate:
Land	$93.0	$93.0	$89.7	$89.7	$89.7
Buildings and improvements	824.2	820.8	812.6	796.6	791.7
Equipment	423.4	382.7	349.1	312.5	298.8
Construction in progress	125.8	121.0	127.0	120.9	59.5
Subtotal	1,466.4	1,417.5	1,378.4	1,319.7	1,239.7
Accumulated depreciation	(375.4)	(350.1)	(327.0)	(303.5)	(280.6)
Net investment in real estate	1,091.0	1,067.4	1,051.4	1,016.2	959.1
Cash and cash equivalents	413.5	26.0	36.5	30.4	49.3
Rent and other receivables	56.3	53.9	60.9	59.1	61.5
Goodwill	276.2	276.2	276.2	276.2	276.2
Intangible assets, net	61.6	65.3	68.9	73.2	77.4
Due from affiliates	1.7	1.4	0.8	1.3	0.5
Other assets	91.4	86.4	91.8	81.6	82.1
Total assets	$1,991.7	$1,576.6	$1,586.5	$1,538.0	$1,506.1
Liabilities and Equity
Accounts payable and accrued expenses	$90.0	$67.1	$69.9	$100.2	$83.9
Deferred revenue	66.5	65.5	65.7	66.1	66.7
Due to affiliates	174.9	9.1	7.3	7.4	7.4
Capital lease obligations	12.1	12.6	13.4	14.2	15.0
Long-term debt	729.8	679.8	659.8	555.0	525.0
Other financing arrangements	52.8	51.3	53.4	55.1	57.1
Total liabilities	1,126.1	885.4	869.5	798.0	755.1
Shareholders’ Equity:
Preferred stock, $.01 par value, 100,000,000 authorized; no shares issued or outstanding	—	—	—	—	—
Common stock, $.01 par value, 500,000,000 shares authorized	0.6	0.4	0.4	0.4	0.4
Additional paid in capital	908.3	518.9	516.5	513.7	511.1
Accumulated deficit	(98.9)	(72.5)	(55.9)	(40.8)	(32.7)
Accumulated other comprehensive loss	(0.3)	(0.6)	(0.3)	—	—
Total shareholders’ equity	809.7	446.2	460.7	473.3	478.8
Noncontrolling interest	55.9	245.0	256.3	266.7	272.2
Total shareholders' equity	865.6	691.2	717.0	740.0	751.0
Total liabilities and shareholders’ equity	$1,991.7	$1,576.6	$1,586.5	$1,538.0	$1,506.1

CyrusOne Inc.
Condensed Consolidated Statements of Cash Flow
(Dollars in millions)
(Unaudited)

	Six Months Ended June 30, 2015	Six Months Ended June 30, 2014	Three Months Ended June 30, 2015	Three Months Ended June 30, 2014
Cash flows from operating activities:
Net loss	$(13.7)	$(2.9)	$(6.5)	$(3.6)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	62.5	57.4	31.4	29.8
Noncash interest expense	1.4	1.8	0.7	0.9
Stock-based compensation expense	6.2	5.0	3.2	2.8
Provision for bad debt write off	0.2	0.6	0.2	0.6
Asset impairments	8.6	—	—	—
Change in operating assets and liabilities:
Rent receivables and other assets	(7.8)	(31.4)	(9.6)	(24.7)
Accounts payable and accrued expenses	5.4	2.5	8.3	(1.9)
Deferred revenues	0.8	10.8	1.0	1.9
Due to affiliates	(1.9)	0.2	(0.3)	0.3
Net cash provided by operating activities	61.7	44.0	28.4	6.1
Cash flows from investing activities:
Capital expenditures – acquisitions of real estate	(17.3)	—	—	—
Capital expenditures – other development	(74.2)	(116.8)	(42.3)	(67.1)
Net cash used in investing activities	(91.5)	(116.8)	(42.3)	(67.1)
Cash flows from financing activities:
Issuance of common stock	799.3	355.9	799.3	355.9
Stock issuance costs	(0.6)	(0.5)	(0.6)	(0.5)
Acquisition of operating partnership units	(426.0)	(355.9)	(426.0)	(355.9)
Dividends paid	(33.8)	(24.0)	(20.3)	(13.6)
Borrowings from revolving credit agreement	70.0	—	(1.0)	—
Payments on capital leases and other financing arrangements	(2.1)	(2.2)	50.0	(0.8)
Net cash provided by (used in) financing activities	406.8	(26.7)	401.4	(14.9)
Net increase (decrease) in cash and cash equivalents	377.0	(99.5)	387.5	(75.9)
Cash and cash equivalents at beginning of period	36.5	148.8	26.0	125.2
Cash and cash equivalents at end of period	$413.5	$49.3	$413.5	$49.3

	Six Months Ended June 30, 2015	Six Months Ended June 30, 2014	Three Months Ended June 30, 2015	Three Months Ended June 30, 2014
Supplemental disclosures of cash flow information
Cash paid for interest	$18.5	$20.5	$15.7	$18.9
Cash paid for income taxes	1.9	0.3	0.8	—
Supplemental disclosures of noncash investing and financing activities
Capitalized interest	2.5	0.9	1.2	0.4
Acquisition of property in accounts payable and other liabilities	27.2	45.0	27.2	45.0
Dividends declared	25.3	13.7	25.3	13.7
Forward contract for purchase of operating partnership units	170.3	—	170.3	—
Stock issuance costs	—	0.8	—	0.8
Debt issuance costs	3.1	—	3.1	—
Taxes on vesting of shares	0.7	—	0.7	—

CyrusOne Inc.
Net Operating Income and Reconciliation of Net Income (Loss) to Adjusted EBITDA
(Dollars in millions)
(Unaudited)

	Six Months ended				Three Months Ended
	June 30,		Change		June 30,	March 31,	December 31,	September 30	June 30,
	2015	2014	$	%	2015	2015	2014	2014	2014
Net Operating Income
Revenue	$174.8	$159.2	$15.6	10%	$89.1	$85.7	$86.9	$84.8	$81.7
Property operating expenses	65.1	59.5	5.6	9%	32.8	32.3	32.0	33.0	31.8
Net Operating Income (NOI)	109.7	99.7	10.0	10%	56.3	53.4	54.9	51.8	49.9
Add Back: Lease exit costs	0.7	—	0.7	n/m	—	0.7	—	—	—
Adjusted Net Operating Income (Adjusted NOI)	$110.4	$99.7	$10.7	11%	$56.3	$54.1	$54.9	$51.8	$49.9
Adjusted NOI as a % of Revenue	63.2%	62.6%			63.2%	63.1%	63.2%	61.1%	61.1%
Reconciliation of Net (Loss) Income to Adjusted EBITDA:
Net (loss) income	(13.7)	$(2.9)	$(10.8)	n/m	$(6.5)	$(7.2)	$(11.8)	$0.2	$(3.6)
Adjustments:								9.
Interest expense	17.1	21.4	(4.3)	(20)%	8.7	8.4	9.1	9.0	10.7
Income tax expense	0.8	0.7	0.1	14%	0.4	0.4	0.3	0.4	0.3
Depreciation and amortization	62.5	57.4	5.1	9%	31.4	31.1	30.6	30.0	29.8
Transaction costs	9.7	0.9	8.8	n/m	9.6	0.1	0.1	—	0.8
Legal claim costs	0.3	—	0.3		0.3	—	—	—	—
Stock-based compensation	6.2	5.0	1.2	24%	3.2	3.0	2.7	2.6	2.8
Loss on extinguishment of debt	—	—	—	n/m	—	—	13.6	—	—
Lease exit costs	0.7	—	0.7		—	0.7	—	—	—
Asset impairments	8.6	—	8.6	n/m	—	8.6	—	—	—
Adjusted EBITDA	$92.2	$82.5	$9.7	12%	$47.1	$45.1	$44.6	$42.2	$40.8
Adjusted EBITDA as a % of Revenue	52.7%	51.8%			52.9%	52.6%	51.3%	49.8%	49.9%

CyrusOne Inc.
Reconciliation of Net Income (Loss) to FFO, Normalized FFO, and AFFO
(Dollars in millions)
(Unaudited)

	Six Months ended				Three Months Ended
	June 30,		Change		June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014
	2015	2014	$	%
Reconciliation of Net (Loss) Income to FFO and Normalized FFO:
Net (loss) income	$(13.7)	$(2.9)	$(10.8)	n/m	$(6.5)	$(7.2)	$(11.8)	$0.2	$(3.6)
Adjustments:
Real estate depreciation and amortization	52.3	46.3	6.0	13%	26.3	26.0	25.1	24.5	24.1
Amortization of customer relationship intangibles	7.3	8.5	(1.2)	(14)%	3.7	3.6	4.2	4.2	4.3
Real estate impairments	8.6	—	8.6	n/m	—	8.6	—	—	—
Funds from Operations (FFO)	$54.5	$51.9	$2.6	5%	$23.5	$31.0	$17.5	$28.9	$24.8
Loss on extinguishment of debt	—	—	—	n/m	—	—	13.6	—	—
Transaction costs	9.7	0.9	8.8	n/m	9.6	0.1	0.1	—	0.8
Legal claim costs	0.3	—	0.3	n/m	0.3	—	—	—	—
Lease exit costs	0.8	—	0.8	n/m	—	0.8	—	—	—
Normalized Funds from Operations (Normalized FFO)	$65.3	$52.8	$12.5	24%	$33.4	$31.9	$31.2	$28.9	$25.6
Normalized FFO per diluted common share or common share equivalent	$0.99	$0.81	$0.18	22%	$0.50	$0.49	$0.48	$0.44	$0.39
Weighted Average diluted common share and common share equivalent outstanding	65.7	65.2	0.5	1%	66.0	65.5	65.3	65.3	65.3
Reconciliation of Normalized FFO to AFFO:
Normalized FFO	$65.3	$52.8	$12.5	24%	$33.4	$31.9	$31.2	$28.9	$25.6
Adjustments:
Amortization of deferred financing costs	1.4	1.8	(0.4)	(22)%	0.7	0.7	0.7	0.9	0.9
Stock-based compensation	6.1	5.0	1.1	22%	3.1	3.0	2.7	2.6	2.8
Non-real estate depreciation and amortization	2.9	2.6	0.3	12%	1.4	1.5	1.4	1.2	1.4
Deferred revenue and straight line rent adjustments	(1.7)	(6.7)	5.0	(75)%	(0.3)	(1.4)	(2.3)	(1.5)	(3.7)
Leasing commissions	(2.0)	(2.0)	—	—%	(1.5)	(0.5)	(2.9)	(0.9)	(1.4)
Recurring capital expenditures	(0.5)	(0.7)	0.2	(29)%	(0.3)	(0.2)	(1.0)	(2.1)	(0.3)
Adjusted Funds from Operations (AFFO)	$71.5	$52.8	$18.7	35%	$36.5	$35.0	$29.8	$29.1	$25.3

CyrusOne Inc.
Colocation Square Footage (CSF) and Utilization
(Unaudited)

	As of June 30, 2015		As of December 31, 2014		As of June 30, 2014
Market	Colocation Space (CSF)(a)	CSF Utilized(b)	Colocation Space (CSF)(a)	CSF Utilized(b)	Colocation Space (CSF)(a)	CSF Utilized(b)
Cincinnati	420,223	91%	420,223	90%	419,301	90%
Dallas	350,946	85%	294,969	86%	294,873	78%
Houston	255,094	86%	255,094	85%	268,094	88%
Phoenix	149,620	100%	114,026	100%	77,528	98%
Austin	59,995	94%	59,995	87%	54,003	84%
San Antonio	43,843	100%	43,843	100%	43,843	100%
Northern Virginia	37,485	98%	—	n/a	—	n/a
Chicago	23,298	55%	23,298	58%	23,298	53%
International	13,200	80%	13,200	80%	13,200	80%
Total Footprint	1,353,704	90%	1,224,648	88%	1,194,140	86%

(a)	CSF represents the NRSF at an operating facility that is currently leased or readily available for lease as colocation space, where customers locate their servers and other IT equipment.

(b)	Utilization is calculated by dividing CSF under signed leases for colocation space (whether or not the customer has occupied the space) by total CSF.

CyrusOne Inc.
2015 Guidance

Category	Original 2015 CyrusOne Guidance	Revised 2015 CyrusOne Guidance	2015 Cervalis Guidance	2015 Combined Guidance
Total Revenue	$370 - $385 million	$361 - $365 million	$37 - $39 million	$398 - $404 million
Base Revenue	$322 - $332 million	$322 - $325 million	$33 - $34 million	$355 - $359 million
Metered Power Reimbursements	$48 - $53 million	$39 -$40 million	$4 - $5 million	$43 - $45 million
Adjusted EBITDA	$185 - $195 million	$191 - $193 million	$18 - $20 million	$209 -$213 million
Normalized FFO per diluted common share or common share equivalent*	$1.90 - $2.00	-	-	$2.07 - $2.13
Capital Expenditures	$215 - $240 million	$225 - $235 million	$35 - $40 million	$260 - $275 million
Development**	$210 - $230 million	$221 - $227 million	$34 - $38 million	$255 -$265 million
Recurring	$5 - $10 million	$4 -$8 million	$1 -$2 million	$5 -$10 million

*	Combined guidance assumes weighted average diluted common share or common share equivalents for 2015 of ~69.5 million, which includes the impact of the June equity offering.
**	Development capital is inclusive of capital used for the acquisition of land for future development

Normalized FFO per Share*
$2.25
$2.15
$2.05
$1.95
$1.85
$1.75
$1.95
$1.90-$2.00
$.08 - $.12
$.16 - $.18
$.12
$2.10
$2.07- $2.13
$.03 - $.04
$.08 - $.12
Original 2015 CyrusOne Guidance Midpoint
CyrusOne Normalized FFO per Share Improvement
Cervalis Normalized FFO per Share Impact
Equity Dilution
Combined 2015 Guidance Midpoint
Cervalis Expense Synergies**
Cervalis Lease-Up of Existing Inventory***

*** Potential additional accretion on a steady-state basis.

Normalized FFO per Share*
$2.25
$2.15
$2.05
$1.95
$1.85
$1.75
$1.95
$1.90-$2.00
$.08 - $.12
$.16 - $.18
$.12
$2.10
$2.07- $2.13
$.03 - $.04
$.08 - $.12
Original 2015 CyrusOne Guidance Midpoint
CyrusOne Normalized FFO per Share Improvement
Cervalis Normalized FFO per Share Impact
Equity Dilution
Combined 2015 Guidance Midpoint
Cervalis Expense Synergies**
Cervalis Lease-Up of Existing Inventory***

*** Potential additional accretion on a steady-state basis.

CyrusOne Inc.
Data Center Portfolio
As of June 30, 2015
(Unaudited)

			Operating Net Rentable Square Feet (NRSF)(a)							Powered Shell Available for Future Development (NRSF)(j)	Available UPS Capacity (MW)(k)
Facilities	Metro Area	Annualized Rent(b)	Colocation Space (CSF)(c)	CSF Leased(d)	CSF Utilized(e)	Office & Other(f)	Office & Other Leased (g)	Supporting Infrastructure (h)	Total(i)
Westway Park Blvd., Houston, TX (Houston West 1)	Houston	$50,120,319	112,133	96%	96%	10,563	98%	36,756	159,452	3,000	28
West Seventh St., Cincinnati, OH (7th Street)***	Cincinnati	39,841,018	212,664	93%	94%	5,744	100%	171,561	389,969	37,000	13
S. State Highway 121 Business Lewisville, TX (Lewisville)*	Dallas	38,765,999	108,687	96%	96%	11,374	97%	59,345	179,406	—	18
W. Frankford, Carrollton, TX (Frankford)	Dallas	29,031,224	226,604	74%	80%	23,935	89%	70,181	320,720	272,000	18
Southwest Fwy., Houston, TX (Galleria)	Houston	26,631,518	63,469	75%	76%	23,259	51%	24,927	111,655	—	14
Kingsview Dr., Lebanon, OH (Lebanon)	Cincinnati	23,294,731	65,303	76%	87%	44,886	72%	52,950	163,139	65,000	14
South Ellis Street Chandler, AZ (Phoenix 1)	Phoenix	23,144,664	77,504	100%	100%	34,501	11%	39,129	151,134	31,000	27
Westover Hills Blvd, San Antonio, TX (San Antonio 1)	San Antonio	20,207,945	43,843	100%	100%	5,989	83%	45,606	95,438	11,000	12
Industrial Rd., Florence, KY (Florence)	Cincinnati	15,033,622	52,698	100%	100%	46,848	87%	40,374	139,920	—	9
Westway Park Blvd., Houston, TX (Houston West 2)	Houston	15,540,148	79,492	78%	80%	3,355	62%	55,018	137,865	12,000	12
Metropolis Dr., Austin, TX (Austin 2)	Austin	12,061,694	43,772	92%	96%	1,821	100%	22,430	68,023	—	5
Knightsbridge Dr., Hamilton, OH (Hamilton)*	Cincinnati	9,433,581	46,565	77%	78%	1,077	100%	35,336	82,978	—	10
South Ellis Street Chandler, AZ (Phoenix 2)	Phoenix	6,567,253	72,116	51%	100%	5,618	38%	25,516	103,250	4,000	12
Parkway Dr., Mason, OH (Mason)	Cincinnati	5,896,601	34,072	100%	100%	26,458	98%	17,193	77,723	—	4
E. Ben White Blvd., Austin, TX (Austin 1)****	Austin	5,875,218	16,223	87%	87%	21,476	100%	7,517	45,216	—	2
Midway Rd., Carrollton, TX (Midway)**	Dallas	5,408,662	8,390	100%	100%	—	—%	—	8,390	—	1
Kestral Way (London)**	London	4,004,573	10,000	99%	99%	—	—%	514	10,514	—	1
Springer St., Lombard, IL (Lombard)	Chicago	2,277,899	13,516	72%	73%	4,115	100%	12,230	29,861	29,000	3
Marsh Lane, Carrollton, TX (Marsh Ln)**	Dallas	2,296,022	4,245	100%	100%	—	—%	—	4,245	—	1
Goldcoast Dr., Cincinnati, OH (Goldcoast)	Cincinnati	1,493,607	2,728	100%	100%	5,280	100%	16,481	24,489	14,000	1
Bryan St., Dallas, TX (Bryan St)**	Dallas	934,154	3,020	51%	51%	—	—%	—	3,020	—	1
Westway Park Blvd., Houston, TX (Houston West 3)	Houston	423,504	—	—%	—%	8,564	100%	5,304	13,868	—	—
McAuley Place, Blue Ash, OH (Blue Ash)*	Cincinnati	531,436	6,193	39%	39%	6,950	100%	2,166	15,309	—	1
E. Monroe St., South Bend, IN (Monroe St.)	South Bend	488,599	6,350	24%	24%	—	—%	6,478	12,828	4,000	1
Crescent Circle, South Bend, IN (Blackthorn)*	South Bend	413,359	3,432	32%	40%	—	—%	5,125	8,557	11,000	1
Jurong East (Singapore)**	Singapore	302,005	3,200	19%	19%	—	—%	—	3,200	—	1
Ridgetop Circle, Sterling, VA (Northern Virginia)	Sterling	644,933	37,485	85%	98%	1,160	100%	38,118	76,763	6,000	6
Total		$340,664,288	1,353,704	84%	90%	292,973	76%	790,255	2,436,932	499,000	210

*	Indicates properties in which we hold a leasehold interest in the building shell and land. All data center infrastructure has been constructed by us and owned by us.

**	Indicates properties in which we hold a leasehold interest in the building shell, land, and all data center infrastructure.

***	The information provided for the West Seventh Street (7th St.) property includes data for two facilities, one of which we lease and one of which we own.
**** For the quarter ended March 31, 2015, we recognized an impairment of $8.6 million related to the exit of Austin 1, which is a leased facility.

(a)	Represents the total square feet of a building under lease or available for lease based on engineers' drawings and estimates but does not include space held for development or space used by CyrusOne.

(b)
Represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of June 30, 2015, multiplied by 12. For the month of June 2015, customer reimbursements were $41.5 million annualized and consisted of reimbursements by customers across all facilities with separately metered power. Customer reimbursements under leases with separately metered power vary from month-to-month based on factors such as our customers' utilization of power and the suppliers' pricing of power. From April 1, 2013 through June 30, 2015, customer reimbursements under leases with separately metered power constituted between 8.9% and 14.2% of annualized rent. After giving effect to abatements, free rent and other straight-line adjustments, our annualized effective rent as of

June 30, 2015 was $350.2 million. Our annualized effective rent was greater than our annualized rent as of June 30, 2015 because our positive straight-line and other adjustments and amortization of deferred revenue exceeded our negative straight-line adjustments due to factors such as the timing of contractual rent escalations and customer prepayments for services.

(c)	CSF represents the NRSF at an operating facility that is currently leased or readily available for lease as colocation space, where customers locate their servers and other IT equipment.

(d)	Percent leased is determined based on CSF being billed to customers under signed leases as of June 30, 2015 divided by total CSF. Leases signed but not commenced as of June 30, 2015 are not included.

(e)	Utilization is calculated by dividing CSF under signed leases for colocation space (whether or not the customer has occupied the space) by total CSF.

(f)	Represents the NRSF at an operating facility that is currently leased or readily available for lease as space other than CSF, which is typically office and other space.

(g)
Percent leased is determined based on Office & Other space being billed to customers under signed leases as of June 30, 2015 divided by total Office & Other space. Leases signed but not commenced as of June 30, 2015 are not included.

(h)	Represents infrastructure support space, including mechanical, telecommunications and utility rooms, as well as building common areas.

(i)	Represents the NRSF at an operating facility that is currently leased or readily available for lease. This excludes existing vacant space held for development.

(j)	Represents space that is under roof that could be developed in the future for operating NRSF, rounded to the nearest 1,000.

(k)
UPS capacity (also referred to as critical load) represents the aggregate power available for lease and exclusive use by customers from the facility’s installed universal power supplies (UPS) expressed in terms of megawatts. The capacity reported is for non-redundant megawatts, as we can develop flexible solutions to our customers at multiple resiliency levels. Does not sum to total due to rounding.

CyrusOne Inc.
NRSF Under Development
As of June 30, 2015
(Dollars in millions)
(Unaudited)

		NRSF Under Development(a)						Under Development Costs(b)
Facilities	Metropolitan Area	Colocation Space (CSF)	Office & Other	Supporting Infrastructure	Powered Shell(c)	Total	UPS MW Capacity(d)	Actual to Date(e)	Estimated Costs to Completion	Total
Westover Hills Blvd. (San Antonio 2)	San Antonio	30,000	20,000	25,000	49,000	124,000	3.0	28	12-15	40-43
Westway Park Blvd. (Houston West 3)	Houston	53,000	—	32,000	213,000	298,000	6.0	32	21-24	53-56
Phoenix 3	Phoenix	—	—	—	150,000	150,000	—	1	10-12	11-13
Metropolis Drive (Austin 4)	Austin	62,000	15,000	22,000	67,000	166,000	3.0	21	20-24	41-45
Ridgetop Circle, Sterling, VA (Northern Virginia)	Northern Virginia	37,000	—	15,000	—	52,000	—	6	6-9	12-15
Total		182,000	35,000	94,000	479,000	790,000	12.0	$88	$69-84	$157-172

(a)
Represents NRSF at a facility for which activities have commenced or are expected to commence in the next 2 quarters to prepare the space for its intended use. Estimates and timing are subject to change.

(b)	Represents management’s estimate of the total costs required to complete the current NRSF under development. There may be an increase in costs if customers require greater power density.

(c)	Represents NRSF under construction that, upon completion, will be powered shell available for future development into operating NRSF.

(d)
UPS Capacity (also referred to as critical load) represents the aggregate power available for lease to and exclusive use by customers from the facility’s installed universal power supplies (UPS) expressed in terms of megawatts. The capacity presented is for non-redundant megawatts, as we can develop flexible solutions to our customers at multiple resiliency levels.

(e)	Actual to date is the cash investment as of June 30, 2015. There may be accruals above this amount for work completed, for which cash has not yet been paid.

CyrusOne Inc.
Land Available for Future Development (Acres)
As of June 30, 2015
(Unaudited)

As of
Market	June 30, 2015
Cincinnati	98
Dallas	—
Houston	20
Virginia	10
Austin	22
Phoenix	32
San Antonio	13
Chicago	—
International	—
Total Available	195

CyrusOne Inc.
Leasing Statistics - Lease Signings
As of June 30, 2015
(Dollars in thousands)
(Unaudited)

Period	Number of Leases(a)	Total CSF Signed(b)	Total kW Signed(c)	Total MRR Signed ($000)(d)	Weighted Average Lease Term(e)
Q2'15	372	48,000	4,758	$1,049	90
Prior 4Q Avg.	306	49,000	8,951	$1,116	81
Q1'15	326	60,000	9,759	$1,383	83
Q4'14	335	44,000	5,262	$950	69
Q3'14	287	33,000	3,410	$694	79
Q2'14	275	59,000	17,374	$1,435	91

(a)	Number of leases represents each agreement with a customer. A lease agreement could include multiple spaces, and a customer could have multiple leases.

(b)	CSF represents the NRSF at an operating facility that is leased as colocation space, where customers locate their servers and other IT equipment.

(c)
Represents maximum contracted kW that customers may draw during lease period. Additionally, we can develop flexible solutions for our customers at multiple resiliency levels, and the kW signed is unadjusted for this factor.

(d)	Monthly recurring rent is defined as the average monthly contractual rent during the term of the lease. It excludes estimates for pass-through power and installation charges.

(e)	Calculated on a CSF-weighted basis.

CyrusOne Inc.
New MRR Signed - Existing vs. New Customers
As of June 30, 2015
(Dollars in thousands)
(Unaudited)

(a)	Monthly recurring rent is defined as average monthly contractual rent during the term of the lease. It excludes estimates for pass-through power and installation charges.

CyrusOne Inc.
Customer Diversification(a)
As of June 30, 2015
(Unaudited)

	Principal Customer Industry	Number of Locations	Annualized Rent(b)	Percentage of Portfolio Annualized Rent(c)	Weighted Average Remaining Lease Term in Months(d)
1	Information Technology	3	$16,768,167	4.9%	36.2
2	Energy	1	15,387,719	4.5%	36.1
3	Telecommunication Services	2	15,226,014	4.5%	35.1
4	Information Technology	1	14,608,719	4.3%	45.0
5	Research and Consulting Services	3	14,010,584	4.1%	28.7
6	Energy	5	13,233,348	3.9%	23.1
7	Telecommunications (CBI)(e)	7	12,153,999	3.6%	21.7
8	Industrials	3	8,687,906	2.6%	19.5
9	Information Technology	2	7,971,772	2.3%	24.8
10	Financials	1	6,600,225	1.9%	59.0
11	Information Technology	1	6,564,853	1.9%	113.0
12	Information Technology	1	6,306,022	1.9%	5.9
13	Financials	8	5,651,666	1.7%	59.8
14	Telecommunication Services	5	5,475,204	1.6%	46.0
15	Energy	3	5,441,010	1.6%	12.9
16	Energy	2	5,084,334	1.5%	27.8
17	Consumer Staples	1	5,053,152	1.5%	82.5
18	Information Technology	1	4,868,320	1.4%	68.0
19	Energy	1	4,549,982	1.3%	13.2
20	Information Technology	3	4,202,206	1.2%	57.6
			$177,845,202	52.2%	37.8

(a)	Includes affiliates.

(b)
Represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of June 30, 2015, multiplied by 12. For the month of June 2015, our total portfolio annualized rent was $340.7 million, and customer reimbursements were $41.5 million annualized, consisting of reimbursements by customers across all facilities with separately metered power. Customer reimbursements under leases with separately metered power vary from month-to-month based on factors such as our customers’ utilization of power and the suppliers’ pricing of power. From April 1, 2013 through June 30, 2015, customer reimbursements under leases with separately metered power constituted between 8.9% and 14.2% of annualized rent. After giving effect to abatements, free rent and other straight-line adjustments, our annualized effective rent for our total portfolio as of June 30, 2015 was $350.2 million. Our annualized effective rent was greater than our annualized rent as of June 30, 2015 because our positive straight-line and other adjustments and amortization of deferred revenue exceeded our negative straight-line adjustments due to factors such as the timing of contractual rent escalations and customer prepayments for services.

(c)	Represents the customer’s total annualized rent divided by the total annualized rent in the portfolio as of June 30, 2015, which was approximately $340.7 million.

(d)
Weighted average based on customer’s percentage of total annualized rent expiring and is as of June 30, 2015, assuming that customers exercise no renewal options and exercise all early termination rights that require payment of less than 50% of the remaining rents. Early termination rights that require payment of 50% or more of the remaining lease payments are not assumed to be exercised because such payments approximate the profitability margin of leasing that space to the customer, such that we do not consider early termination to be economically detrimental to us.

(e)
Includes information for both Cincinnati Bell Technology Solutions (CBTS) and Cincinnati Bell Telephone and two customers that have contracts with CBTS. We expect the contracts for these two customers to be assigned to us, but the consents for such assignments have not yet been obtained. Excluding these customers, Cincinnati Bell Inc. and subsidiaries represented 2.5% of our annualized rent as of June 30, 2015. During the second quarter, a subsidiary of one of the customers with contracts with CBTS had the contracts assigned to us.

CyrusOne Inc.
Lease Distribution
As of June 30, 2015
(Unaudited)

NRSF Under Lease(a)	Number of Customers(b)	Percentage of All Customers	Total Leased NRSF(c)	Percentage of Portfolio Leased NRSF	Annualized Rent(d)	Percentage of Annualized Rent
0-999	510	74%	102,346	5%	$42,828,735	13%
1,000-2,499	66	9%	104,560	5%	21,400,298	6%
2,500-4,999	39	6%	139,884	7%	28,055,610	8%
5,000-9,999	28	4%	208,318	10%	50,794,258	15%
10,000+	46	7%	1,479,348	73%	197,585,388	58%
Total	689	100%	2,034,456	100%	$340,664,289	100%

(a)	Represents all leases in our portfolio, including colocation, office and other leases.

(b)
Represents the number of customers occupying data center, office and other space as of June 30, 2015. This may vary from total customer count as some customers may be under contract, but have yet to occupy space.

(c)
Represents the total square feet at a facility under lease and that has commenced billing, excluding space held for development or space used by CyrusOne. A customer’s leased NRSF is estimated based on such customer’s direct CSF or office and light-industrial space plus management’s estimate of infrastructure support space, including mechanical, telecommunications and utility rooms, as well as building common areas.

(d)
Represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of June 30, 2015, multiplied by 12. For the month of June 2015, customer reimbursements were $41.5 million annualized and consisted of reimbursements by customers across all facilities with separately metered power. Customer reimbursements under leases with separately metered power vary from month-to-month based on factors such as our customers’ utilization of power and the suppliers’ pricing of power. From April 1, 2013 through June 30, 2015, customer reimbursements under leases with separately metered power constituted between 8.9% and 14.2% of annualized rent. After giving effect to abatements, free rent and other straight-line adjustments, our annualized effective rent as of June 30, 2015 was $350.2 million. Our annualized effective rent was greater than our annualized rent as of June 30, 2015 because our positive straight-line and other adjustments and amortization of deferred revenue exceeded our negative straight-line adjustments due to factors such as the timing of contractual rent escalations and customer prepayments for services.

CyrusOne Inc.
Lease Expirations
As of June 30, 2015
(Unaudited)

Year(a)	Number of Leases Expiring(b)	Total Operating NRSF Expiring	Percentage of Total NRSF	Annualized Rent(c)	Percentage of Annualized Rent	Annualized Rent at Expiration(d)	Percentage of Annualized Rent at Expiration
Available		402,476	17%
Month-to-Month	208	23,871	1%	$5,809,309	2%	$6,013,918	2%
2015	435	266,719	11%	31,023,817	9%	31,125,072	9%
2016	772	238,810	10%	63,177,418	18%	63,980,541	17%
2017	830	352,332	15%	58,273,926	17%	60,193,362	16%
2018	542	299,489	12%	73,151,523	21%	75,872,942	21%
2019	221	338,380	14%	48,126,761	14%	53,592,511	15%
2020	150	249,268	10%	26,965,414	8%	31,097,587	9%
2021	134	76,525	3%	15,417,933	5%	16,375,773	4%
2022	11	33,167	1%	3,647,627	1%	3,929,246	1%
2023	46	59,750	2%	6,255,504	2%	8,570,688	2%
2024 - Thereafter	20	96,145	4%	8,815,056	3%	13,522,558	4%
Total	3,369	2,436,932	100%	$340,664,288	100%	$364,274,198	100%

(a)
Leases that were auto-renewed prior to June 30, 2015 are shown in the calendar year in which their current auto-renewed term expires. Unless otherwise stated in the footnotes, the information set forth in the table assumes that customers exercise no renewal options and exercise all early termination rights that require payment of less than 50% of the remaining rents. Early termination rights that require payment of 50% or more of the remaining lease payments are not assumed to be exercised.

(b)	Number of leases represents each agreement with a customer. A lease agreement could include multiple spaces and a customer could have multiple leases.

(c)
Represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of June 30, 2015, multiplied by 12. For the month of June 2015, our total portfolio annualized rent was $340.7 million, customer reimbursements were $41.5 million annualized and consisted of reimbursements by customers across all facilities with separately metered power. Customer reimbursements under leases with separately metered power vary from month-to-month based on factors such as our customers’ utilization of power and the suppliers’ pricing of power. From April 1, 2013 through June 30, 2015, customer reimbursements under leases with separately metered power constituted between 8.9% and 14.2% of annualized rent. After giving effect to abatements, free rent and other straight-line adjustments, our annualized effective rent as of June 30, 2015 was $350.2 million. Our annualized effective rent was greater than our annualized rent as of June 30, 2015 because our positive straight-line and other adjustments and amortization of deferred revenue exceeded our negative straight-line adjustments due to factors such as the timing of contractual rent escalations and customer prepayments for services.

(d)	Represents the final monthly contractual rent under existing customer leases that had commenced as of June 30, 2015, multiplied by 12.